FINAL RELEASE AND SETTLEMENT AGREEMENT RE:
JOHN HOFFMAN, THIRD-PARTY DEFENDANT

This Final Release and Settlement Agreement ("*Agreement*") is executed to be effective on the 22 day of May 2019 ("*Effective Date*") between U.S. Energy Corp and Energy One, LLC ("*Plaintiffs*"), and Apeg Energy II, LP, Apeg Energy II GP, LLC ("*Defendants*") and John Hoffman ("*Third-Party Defendant*") related to the dismissal of Third-Party Defendant John Hoffman from the litigation below.

RECITALS:

A. Plaintiffs filed a Complaint against Defendants in Harris County, Texas which was removed to the United States District Court, Southern District of Texas–Houston Division, styled *U.S. Energy Corp et al. v. Apeg Energy II, LP et al*, Cause No. 4:19-cv-00754 (the "*Civil Action*").

B. In the Civil Action, Plaintiffs sought to recover damages allegedly sustained arising out of a loan provided to Plaintiffs by Defendant Apeg Energy II, LP.

C. Defendants Apeg Energy II, LP and Apeg Energy II GP, LLC answered the Civil Action, denying and disputing the material allegations of the Civil Action, and asserted their defenses and counterclaims against Plaintiff.

D. Counter-Defendant and Plaintiffs U.S. Energy Corp and Energy One, LLC denied the counterclaims and asserted affirmative defenses and third-party claims against, among others, Defendant John Hoffman (individually, the "*Third-Party Defendant*") in his capacity as a member of the U.S. Energy Board of Directors.

E. Plaintiffs, Third-Party Defendant Hoffman and Defendants wish to compromise and settle the litigation and the matters in dispute among them with respect to Hoffman's addition to the Civil Action.

F. The parties do not wish or intend this Agreement to be an admission by any of them concerning any matter whatsoever.

NOW, THEREFORE, Plaintiffs, Defendants, and Third-Party Defendants who may herein collectively be referred to as "*Parties*" and individually as a "*Party*" have mutually agreed to settle, solely, the claims as to Third-Party Defendant Hoffman, pursuant to the following terms and conditions:

TERMS OF SETTLEMENT

1. In consideration of this Agreement and the mutual promises set forth herein, and in full, final, and complete settlement of the claims against Hoffman, Mr Hoffman, without any admission of wrongdoing, shall and will resign, effective immediately, from the U.S. Energy Board of Directors (the "*Board*") and the Audit Committee, Compensation Committee and any other Board committee in respect of Plaintiffs on which he holds a position, upon U.S. Energy's signature on this Agreement. Concurrently with the execution of this Agreement, Mr. Hoffman

will send an email in writing addressed to all members of the US Energy board, including the interim CEO, Mr. Ryan Smith, that he formally resigns from the Board, effective upon sending the email, and should Hoffman fail to send such an email, he expressly authorizes the CEO, Mr. Ryan Smith, to send an email on his behalf to the Board evidencing Hoffman's resigning from the Board, as of the date of Hoffman's signature to this Agreement.

RELEASE AND SETTLEMENT

2. Plaintiffs, on behalf of themselves and the Board's Audit Committee, together with their respective successors, assigns, affiliates, agents, employees, predecessors, heirs, partners, independent contractors, joint venturers, directors, beneficiaries, and legal representatives ("*Plaintiffs*"), for the consideration set forth in this Agreement, hereby forever release and discharge Defendant Hoffman, together with his heirs, successors, and assigns, ("*Released Hoffman Third-Party Defendants*"") from and against any and all claims that Plaintiffs may have as to or against the Released Hoffman Third-Party Defendants from the beginning of time to the date of execution of this Agreement , including without limitation those that could have been asserted in the Civil Action. Plaintiffs agree to non-suit immediately Mr. Hoffman from the Civil Action, and, upon final disposition of the other parties that remain to that action, to convert such dismissal against Hoffman to a dismissal with prejudice. Plaintiffs agree not to re-file this cause of action or any other cause of action or charge alleging any Claim released in this agreement and further agree to cover up to $50,000.00 of Hoffman's actual legal fees stemming from Hoffman's defense of the Civil Action. These fees shall be reasonable and paid by Plaintiffs upon receipt of such invoice for legal fees and verification thereof by Plaintiffs. Hoffman acknowledges that, as of the date of this Agreement, no law firm has filed an appearance or any responsive pleadings in the Civil Action on his behalf.

3. Defendants Apeg Energy II, LP and Apeg Energy II GP, LLC, for and on behalf of themselves and their respective successors, assigns, affiliates, agents, employees, predecessors, heirs, partners, independent contractors, joint venturers, directors, beneficiaries, and legal representatives ("*Defendants*") for the consideration set forth in this Agreement, hereby forever release and discharge Plaintiffs, and the Board's Audit Committee, together with their respective successors, assigns, affiliates, agents, employees, predecessors, heirs, partners, independent contractors, joint venturers, directors, beneficiaries, and legal representatives ("*Released Plaintiffs*") from any claim, right of recovery or assertion of legal fees because of, arising out of, caused in any respect by Hoffman, as preserved in the affirmative defenses of Plaintiffs.

4. Third-Party Defendant Hoffman, on behalf of himself and his respective heirs, successors and assigns hereby forever releases and discharges the Released Plaintiffs and USEG board members Javier F. Pico ("Pico") and John W. Chitwood ("Chitwood"), individually and as members of the Board of Directors, Audit Committee, and Compensation Committee of USEG, from and against any and all claims that Third-Party Defendant may have as to or against Released Plaintiffs, Pico and Chitwood, from the beginning of time to the date of execution of this Agreement, including without limitation those that could have been asserted in respect of the Civil Actions.

5. Defendants Apeg Energy II, LP and Apeg Energy II GP, LLC, for and on behalf of themselves hereby agrees to indemnify Third-Party Defendant Hoffman from and against any and all claims, liabilities, costs, expenses and other charges that he incurs from and after the date of execution of this Agreement, including any reasonable attorneys fees and costs incurred on behalf of and in relation to any claims that are settled and discharged in this Agreement. The Parties agree that, to the extent any of the claims go to trial and, for apportionment purposes only, Hoffman is named as a responsible third-party and allocated responsibility, no Party may recover any such allocated responsibility from Hoffman, recognizing he has been released and discharged herein, and there is no obligation by Defendants to indemnify with respect to that limited procedure and issues.

6. The Parties expressly agree nothing herein shall release, diminish or otherwise limit the claims or defenses of Plaintiffs asserted against or with respect to any of the other Third-Party Defendants in the Civil Action by Plaintiffs. Those claims against Mr. Hoffman alone will be non-suited, and no claims against any other party shall be impaired or released. For the avoidance of doubt, to the extent any of Defendants' counterclaims proceed to trial, Plaintiffs shall be entitled to a responsible third-party apportionment by the jury to determine which portion of the counterclaims have been released on account of the releases herein in favor of Hoffman.

7. The Parties agree and acknowledge that there exists a dispute between Third Party Defendant and Plaintiffs as to Plaintiffs' entitlement to alleged damages set forth in the Claim. The Parties further agree that this Settlement Agreement is a fair, reasonable, good faith, and arms-length compromise of the claims asserted against Third-Party Defendant Hoffman (or against Plaintiffs on account of Hoffman). This Agreement is the product of negotiation at arms-length.

8. This Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have relied upon their own knowledge and judgment and upon the advice of the attorneys of their choosing. The Parties have received independent legal advice, have conducted such investigations they and their counsel thought appropriate, and have consulted with such other independent advisors as they and their counsel deemed appropriate regarding the Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by any other Party, or such other Party's employees, agents, representatives or attorneys, regarding the disputes between the Parties or this Agreement, except to the extent such representations are expressly incorporated herein. The Parties are not relying upon a legal duty, if one exists, on the part of any other Party (or such other Party's employees, agents, representatives or attorneys) to disclose any information in connection with the preparation or execution of this Agreement, it being expressly understood that no Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

9. Plaintiffs understand and agree that Defendants' compliance with the terms of this Agreement is all that Plaintiffs or their attorneys will ever receive in connection with the Claim, or the

matters alleged therein, and that under no circumstances, other than breach of this Agreement, will Plaintiffs or their attorneys ever receive any other consideration from Defendant with respect to the matters contained herein.

10. In respect of his obligations as a member of the Board, Hoffman specifically agrees as part of the consideration in this Agreement they he will not make any disparaging comments or statements regarding Plaintiffs or Defendants, including without limitation their respective officers, directors, representatives, agents, employees, or attorneys (the "*Non-Disparaged Parties*") to anyone regarding this settlement, the Claim, the Civil Action, or any other matter that was the subject of or in connection thereto. Hoffman further agrees that he will not file any complaints with any state, federal, or other governmental regulatory or enforcement agency, or any compliance, oversight or other organization or authority, concerning the Non-Disparaged Parties in any respect, and Third-Party Defendant will dismiss any current complaints not later than three (3) business days of Plaintiff's execution of this Agreement. The Parties agree that none of them will be barred from discussing the terms of the settlement or this Agreement with respect to any legal obligation such Party may have, including without limitations Plaintiffs' obligation with respect to the SEC and/or NASDAQ to disclose such results of this Agreement with regard to the resignation of a director and the resolution of such claims against that Director and any need to do so in the future due to litigation or inquiry by a governmental or private regulatory agency or association.

General Provisions

11. **Dismissal and, as Procedurally Able, a Dismissal with Prejudice.** The Parties agree to file a stipulation of dismissal of Hoffman immediately from the Civil Action to ensure preservation of all other claims that exist. In the event of any settlement or upon entry of a final judgment, Plaintiffs and Defendants shall make the dismissal of the claims by each that relate, in respect of Third-Party Defendant Hoffman shall be prejudice under Rule 41 and agree to request that the Court retain jurisdiction to enforce the terms of this Agreement if necessary.

12. **Invalid Provision.** In the event that any material provision of this Agreement is held invalid, the remainder of this Agreement shall remain fully enforceable. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

13. **Binding.** This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns, representatives, beneficiaries, officers, agents, servants, employees, contractors, and those in active concert or participation with the same.

14. **Prior Agreements.** This Agreement supersedes any prior written or oral understandings or agreements, including written agreements, by and among the Parties whether or not signed by the Parties with respect to the subject matter hereof, and this Agreement cannot be varied, modified, or amended except by written agreement by all of the Parties.

15. **Attorneys' Fees.** In the event that either Party breaches this Agreement, the non-breaching Party shall be entitled to recover reasonable and necessary attorneys' fees resulting from such breach from the breaching Party.

16. **Construction**. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. The Parties acknowledge that this Agreement was prepared and negotiated jointly and that no rule of construction will apply against or in favor of any Party in resolving any uncertainty or ambiguity.

EACH PARTY TO THIS AGREEMENT UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT HE HAS READ AND UNDERSTOOD THIS ENTIRE AGREEMENT AND IS ENTERING INTO THIS AGREEMENT VOLUNTARILY AND WILLINGLY, AND THAT HE OR SHE MAY HAVE THIS AGREEMENT TRANSLATED INTO ANOTHER LANGUAGE, IF NECESSARY.

Dated this 22 day of 2019.

DEFENDANTS:

APEG ENERGY II, LP

By: APEG ENERGY II GP, LLC, its general partner

By: ______________________

______________, Member-Manager

APEG ENERGY II GP, LLC

By: ______________________

______________, Member-Manager

THIRD-PARTY DEFENDANT

JOHN HOFFMAN

By: ______________________

John Hoffman

PLAINTIFFS:

U.S. ENERGY CORP

By: Ryan Smith
Name: Ryan Smith
Its: Interim CEO and President

ENERGY ONE, LLC

By: Ryan Smith
Name: Ryan Smith
Its: Interim CEO and President